Exhibit 99.1
iPass to Acquire GoRemote
Completes Suite of Broadband Services for Enterprises
Redwood Shores, CA., and Milpitas, CA., December 12, 2005 — iPass Inc. (Nasdaq: IPAS), and GoRemote Internet Communications, Inc. (Nasdaq: GRIC), leading providers of enterprise broadband services, today announced an agreement for iPass to acquire GoRemote in an all-cash transaction valued at approximately $76.5 million.
While iPass primarily serves roaming mobile users such as salespeople and business travelers, GoRemote is a leader in the major market segments of remote workers that iPass does not already serve directly – teleworkers and employees in home offices, branch offices and retail locations to which GoRemote primarily provides managed broadband services. GoRemote’s worldwide enterprise customer base, which includes Forbes Global 2000 companies such as Novartis, Merrill Lynch, Schering-Plough and Bridgestone-Firestone, complements iPass’ existing roster of enterprise customers, which includes 276 of the Forbes Global 2000. This combination will extend iPass’ reach across all the major segments of the global enterprise market for secure Internet connections for traveling and remote employees.
“Enterprise customers increasingly have been demanding a single source of secure broadband for all their mobile and remote employees worldwide. As a result of this acquisition, iPass will have the answer with a complete suite of broadband services,” said Ken Denman, Chairman and CEO of iPass. “The acquisition will position iPass as a leader in the large and rapidly-growing markets for telecommuter and remote office broadband segments as they transition to Internet- based solutions. Further, we expect to realize immediate and significant cost savings as well as operational and technological synergies.”
“The acquisition will enable the combined company to accelerate GoRemote’s current plans to penetrate new market segments by providing secure managed broadband services for retail locations and branch offices,” said Tom Thimot, GoRemote’s President and CEO. “The combination of iPass and GoRemote also creates an attractive opportunity to cross-sell iPass’ endpoint security and systems management services into GoRemote’s installed customer base.” Mr. Thimot added, “GoRemote’s technology will position iPass to better serve home and branch offices that are expected to utilize emerging wireless broadband and mesh networks in the future.”
Integration
The management teams are developing an integration plan that will be designed to take advantage of the companies’ many similarities, including similar virtual network models, compatible technology platforms and information systems. iPass has successfully integrated two other acquisitions in the past 12 months, Mobile Automation and Safe3w. Several key members of the team responsible for GoRemote’s repositioning in the last 18 months will continue with iPass, including Mr. Thimot, who will lead the iPass sales team as the Senior Vice President of Worldwide Sales.

“Enterprises have been making it clear to us that they want financially strong partners with a broader suite of services than we can offer as a standalone company. The combined company will be able to offer enterprise customers a seamless ‘best of breed’ software platform supported by iPass’ strong balance sheet, technology and brand,” said Mr. Thimot. “Adapting that model to our business can create a winning situation. Our team is proud of successfully transforming GoRemote into a leader in managed virtual broadband services.”
“As broadband access to the Internet becomes more secure, reliable and affordable, enterprises are shifting from private networks to Internet-based communications and demanding that all of their remote and mobile Internet access be unified into a convenient and universal service,” added Mr. Denman. “This acquisition will position iPass to deliver this value to the enterprise market.” In October 2005, IDC estimated that the mobile workforce will increase from 650 million worldwide in 2004 to more than 850 million over the next five years, and that mobile workers will represent more than one quarter of the global workforce by 2009.
Cost Savings
iPass anticipates achieving significant cost savings and cash flow improvements in GoRemote’s operations. iPass also intends to benefit from GoRemote’s investment in engineering and operations in Bangalore, India.
In addition to eliminating redundant positions, iPass plans to convert GoRemote to its lower-cost infrastructure, systems, architecture and processes.
iPass expects the transaction to be accretive to Non-GAAP earnings per share beginning in the first full quarter following the closing of the transaction.
Acquisition Details
Under the terms of the definitive agreement, which was approved by both companies’ boards of directors, at the closing of the transaction iPass will pay $1.71 per share in cash for each share of common stock outstanding and $3.37 per share in cash for each share of Series A Preferred Stock outstanding for a total cash consideration of approximately $76.5 million. iPass’ offer of $1.71 per share of common stock outstanding represents a premium of 23% for GoRemote’s common stockholders, based on the market closing price of $1.39 on December 9, 2005.
The closing of the acquisition is subject to the approval of GoRemote’s stockholders, regulatory approvals and other closing conditions specified in the merger agreement. Assuming those conditions are satisfied, iPass expects the acquisition to be consummated by the end of the first calendar quarter in 2006. Certain directors, officers and stockholders of GoRemote who own in the aggregate approximately 17.6% of GoRemote’s outstanding shares have agreed to vote in favor of the transaction.
Credit Suisse First Boston LLC acted as financial advisor to iPass, and Cooley Godward LLP provided legal counsel. Jefferies Broadview, a division of Jefferies & Company, Inc., acted as GoRemote’s financial advisor, with Fenwick and West, LLP as legal counsel.

Conference Call
iPass will host a public conference call to discuss the transaction today at 7:30 a.m. PST. The call will be webcast on iPass’ web site at http://investor.ipass.com and on GoRemote’s web site at http://www.goremote.com/company/investorwebcasts.php. A taped replay will also be available for two weeks following the date of the call. The dial-in numbers for the replay are 1-888-286-8010 (U.S. and Canada) and 1-617-801-6888 (international). The ID number for the replay call is 85455280.
About iPass
iPass Inc. delivers simple and manageable enterprise mobility services that help maximize the productivity of workers as they move between office, home and remote locations. iPass security services – based on unique Policy Orchestration capabilities – work to close the gaps in protecting computers, network assets, user identities and data whenever users connect over the Internet. iPass connectivity services utilize the iPass global virtual network, a unified network of hundreds of dial-up, wireless and broadband providers in over 160 countries. iPass services are the choice of hundreds of Global 2000 corporations including Ford Motor Company, H. J. Heinz Company and Mellon Financial. Founded in 1996, iPass is headquartered in Redwood Shores, Calif., with offices throughout North America, Europe and Asia Pacific.
NOTE: iPass® is a registered trademark of iPass Inc.
About GoRemote
GoRemote Internet Communications, Inc. is a leading provider of secure managed virtual business network services, enabling customers to achieve best-of-breed network security and to increase critical business application performance, while reducing capital and operating expenses associated with their network. GoRemote provides a comprehensive portfolio of secure managed broadband network solutions for retail and branch office environments, teleworkers/home offices and mobile workforces. More information about GoRemote is available at www.GoRemote.com or by calling +1-408-955-1920.
The statements in this news release, including those made by Ken Denman and Tom Thimot, that are not historical facts are forward-looking statements within the meaning of the Federal securities laws, and may involve a number of risks and uncertainties. Such forward-looking statements include, but are not limited to, iPass’ ability to establish leadership in the market segments for telecommuter and remote office connectivity, GoRemote’s ability to accelerate its plans to penetrate the managed broadband connectivity market segment, GoRemote’s ability to better serve home and branch offices, the companies’ ability to offer enterprise customers a seamless software platform supported by iPass, the effect on non-GAAP earnings following the closing of the transaction, the satisfaction or waiver of all closing conditions and the completion of the transaction by the end of the first quarter in 2006, the perceived benefits of the acquisition, the ability to diversify iPass’ business, the expectations about the timing and receipt of regulatory and shareholder approvals, statements regarding plans, objectives and expectations with respect to future operations, products and services and future performance for iPass. Risks and uncertainties include, but are not limited to: those found in documents filed by iPass and GoRemote, respectively, with the Securities and Exchange Commission; the ability to implement certain growth or diversification strategies; the companies’ ability to consummate the transaction; the ability to obtain the expected operating efficiencies through the acquisition within the expected time frame and to integrate successfully into its operations; risks that such integration may be more difficult or costly than expected; revenue following the transaction and other actual results associated with the acquisition of GoRemote that could differ from the perceived benefits; customer loss and business disruption may be greater than expected in the transaction; GoRemote may not be able to retain key employees and required regulatory approvals for the transaction may not be obtained on a timely basis or may be subject to certain conditions.
Additional Information About the Proposed Transaction and Where You Can Find It
In connection with the proposed transaction, GoRemote intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”).
BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF GOREMOTE ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
The proxy statement and other relevant materials, and any other documents filed by GoRemote with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov and at www.GoRemote.com. In addition, stockholders of GoRemote may obtain free copies of the documents filed with the SEC by contacting GoRemote Investor Relations at 408-965-1377 or by mail to GoRemote Internet Communications, Inc., 1421 McCarthy Blvd., Milpitas, CA 95035. You may also read and copy any reports, statements and other information filed by GoRemote with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
iPass and GoRemote and their respective officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of GoRemote with respect to the transactions contemplated by the merger agreement between iPass and GoRemote. Information regarding the companies’ officers and directors is included in their respective Definitive Proxy Statements for their 2004 Annual Meetings of Stockholders filed with the Securities and Exchange Commission by iPass in April 2005 and by GoRemote in January 2005. These documents are available free of charge at the Securities and Exchange Commission web site at www.sec.gov, from iPass at ipass.com and from GoRemote at GoRemote.com.
CONTACT:

iPass	iPass	GoRemote	GoRemote
Investor Relations	Media Relations	Investor Relations	Media Relations
Tim Shanahan	John Sidline	John Riley	Steven d’Alencon
650-232-4260	650-232-4112	408-965-1377	408-965-1157
ir@ipass.com	pr@ipass.com	jriley@GoRemote.com	sdalencon@goremote.com